PricewaterhouseCoopers LLP Chartered Accountants PO Box 82 Royal Trust Tower, Suite 3000 Toronto Dominion Centre Toronto, Ontario Canada M5K 1G8 Telephone +1 416 863 1133 Facsimile +1 416 365 8215

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Form 20-F, Registration Statements on Form S-8 (No. 333-134552), and Form F-3 (No. 333-137055) of Peace Arch Entertainment Group Inc., our report dated November 27, 2006 relating to the Company’s consolidated financial statements.

We also consent to the reference to us under the heading “Interests of Experts” in such Registration Statements.

Chartered Accountants

Vancouver, Canada

March 15, 2007